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                                                                   EXHIBIT 10.25



NEITHER THIS CONVERTIBLE TERM NOTE NOR THE SHARES OF COMMON STOCK OF UNIFI COMMUNICATIONS, INC. (THE "COMPANY") INTO WHICH IT MAY BE CONVERTED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND CONSEQUENTLY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS COVERING SUCH SECURITY(IES) OR AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                             CONVERTIBLE TERM NOTE

                                                           Lowell, Massachusetts
$2,049,315.00                                                      April 1, 1997

     FOR VALUE RECEIVED, the undersigned UNIFI Communications, Inc., a Delaware corporation having a principal place of business at 900 Chelmsford Street, Suite 312, Lowell, Massachusetts 01851 ("Maker") promises to pay to the order of Control Data Systems, Inc., a Delaware corporation at its office at 4201 Lexington Avenue North, Arden Hills, Minnesota 55126-6198 ("Holder") or at such other place as Holder may from time to time designate in writing, the principal sum of Two Million Forty, Nine Thousand Three Hundred Fifteen Dollars ($2,049,315.00) together with interest on the unpaid principal balance hereof from time to time at a rate per annum equal to fourteen percent (14%).

     1.   Maturity.  If not sooner paid pursuant to paragraph 2 below or
          --------
otherwise, or converted pursuant to paragraph 3 or 4 below, all outstanding principal and accrued and unpaid interest thereon shall be due and payable to Holder no later than 6:00 p.m. Eastern time on April 1, 2000 or, if such date is not a business day, then by 6:00 p.m. Eastern time on the first business day following such date (the "Maturity Date").

     2.   Payment of Interest.  Interest on the outstanding principal balance of
          -------------------
this Note shall accrue at a rate per annum of fourteen percent (14%) and shall be payable semiannually on October 1 and April 1 of each calendar year, commencing with October 1, 1997. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

     3.   Overdue Payments.  To the extent lawful, any payment of principal or
          ----------------
interest not made when due shall bear interest until paid at a rate per annum equal to two percent (2%) in excess of the above-stated rate.

     4.   Redemption at Option of Holder.  In the event that Maker shall effect
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an initial public offering by it of shares of its conu-non stock, $0.01 par value per share ("Common Stock"), then at any time on and after April 1, 1999 and prior to the Maturity Date, Holder may demand payment of all (but not less than all) of the outstanding principal balance of this Note together with all accrued and unpaid interest thereon. Any such demand by Holder shall be in writing to Maker at its address listed above (Attention: Chief Financial Officer). Upon receipt of Holder's written notice demanding payment, Maker shall make such payment to Holder, against surrender by Holder to Maker of the
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original of this Note, no later than the fifth (5th) business day following
Maker's receipt of Holder's notice.

     5.   Conversion into Common Stock.  In the event that Maker shall effect an
          ----------------------------
initial public offering by it of shares of Common Stock at any time prior to the Maturity Date, Holder shall have the right to convert all (but not less than all) of the outstanding principal balance of this Note together with all accrued and unpaid interest thereon into shares ("Conversion Shares") of Common Stock at a conversion price per share equal to the lesser of (i) the price per share to
                                          ------
the public of the shares of Common Stock sold by Maker in such initial public offering, or (ii) Fifteen Dollars ($15.00) per share. Any such conversion shall be effected by Holder providing notice thereof in writing to Maker at its address first listed above (Attention: Chief Financial Officer), which notice shall be irrevocable by Holder, and stating a date, not less than thirty (30) day, s after the date such notice is received by Maker, for the closing of the conversion. At such closing, to take place at the offices of Maker set forth above, Maker shall deliver one or more certificates representing the Conversion Shares to Holder against receipt of the original of this Note from Holder. Notwithstanding the date of actual closing, the conversion by Holder shall be deemed to have occurred on and as of the date Maker receives the required written notice thereof from Holder. Upon conversion of this Note into Common Stock by Holder as aforesaid, all obligations of Maker hereunder as to payment of principal and interest shall cease and be of no further force or effect, and Maker's sole obligation thereafter shall be to deliver the certificates) representing the Conversion Shares to Holder against receipt of the original of this Note.

     6. This Note may be prepaid, in whole or from time to time in part, without premium or penalty.

     7. All payments hereunder shall be in lawful money of the United States which shall be legal tender for public and private debts at the time of payment.

     8.   If any of the following events ("Events of Default") occurs:

          (a) failure by Maker to pay the principal of this Note when same becomes due and payable, or the failure by Maker to pay interest on this Note when same becomes I due and payable and such failure continues for a period of ten (10) days;

          (b) default by Maker in performance of any of its other obligations under this Note, which default shall not have been remedied within thirty
     (30) days after Maker shall have received written notice of such default by Holder;

          (c) the liquidation or dissolution of Maker;

          (d) the entry of a decree or order by a court having competent jurisdiction adjudging Maker bankrupt or insolvent, or approving as properly filed a petition seeking arrangement, adjustment or composition of or in respect of Maker under federal bankruptcy laws or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee or other similar official of Maker or its assets, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

          (e) the institution by Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings

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     against it, or the filing by it of a petition seeking relief under federal bankruptcy laws or any other applicable federal or state law or the appointment with its consent of a receiver, liquidator, assignee, trustee or other similar official of Maker or its assets, or the making by it of an assignment for the benefit of creditors generally (provided, that in the case of any such filing or appointment that is involuntary, the applicable proceeding or appointment is not dismissed or terminated, respectively, within sixty (60) days), or the admission by it in writing of its inability to pay its debts generally as they become due;

then (unless all Events of Default shall theretofore have been remedied) Holder may, at its option, by written notice to Maker, declare due and payable the entire amount of outstanding principal and accrued interest then remaining unpaid thereon, whereupon the same shall forthwith become due and payable.

     9. This Note is executed as a sealed instrument and shall be governed by and construed and enforced in accordance with the internal domestic laws of the Commonwealth of Massachusetts, without reference to its conflict of laws provisions.

     IN WITNESS WHEREOF, Maker has caused this Convertible Term Note to be executed by its duly authorized representative and its corporate seal to be hereunto affixed as of the date first above written.


                              UNIFI COMMUNICATIONS, INC.

ATTEST:

                              By:
                                  ___________________________
_________________________

                              Title:
                                    _________________________

[Corporate Seal]

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